Exhibit 99.1

Commonwealth Biotechnologies Expands Presence into Japan with Opening of

Tokyo Office

RICHMOND, VA (June 17, 2008): Commonwealth Biotechnologies, Inc. (CBI) (Nasdaq:CBTE) today announced its expansion into Japan through Venturepharm (Asia), with the opening of a new Tokyo office and appointment of Mikio Taniguchi as regional business development manager. The new office will focus on supplying business development and localized customer service to the Japanese pharmaceutical and biotechnology industry.

“This new office, our first in Japan, marks CBI’s growth into one of the major world markets for pharmaceutical and biotechnology R&D,” said Paul D’Sylva, President and Chief Executive Officer of CBI. “Adding this office allows us to offer our Japanese customers the added benefit of expert local client support and project management from one of the premier contract discovery research services organizations in the world, providing compound screening, medicinal, computational and synthetic chemistry capabilities and related bioanalytical services.”

“We are excited to have hired an excellent business development manager for Japan,” Dr. D’Sylva continued. “Mikio Taniguchi has a strong background in both business and medicinal chemistry, having both conducted research at some of Japan’s largest pharmaceutical companies and worked in the venture capital and investment banking sectors focused on the pharmaceutical and biotechnology industry. He will be responsible for providing business development and client support for CBI products and services related to drug discovery collaborations, and the products and services of our Exelgen, Mimotopes, and CBI business units.”

About Commonwealth Biotechnologies, Inc.

Commonwealth Biotechnologies, Inc. (CBI) is a dynamic contract research organization and a partner to the global life sciences industry, offering a comprehensive, integrated range of services for the discovery and development of therapeutics, vaccines and diagnostic products. With the insight, innovation and project management skills that come from extensive experience, CBI offers its customers exceptional value whether they are a pharmaceutical giant or an emerging biotechnology company. CBI operates five distinct business units: (1) CBI Services, a discovery-phase contract research organization; (2) Fairfax Identity Laboratories, a DNA reference business; (3) Mimotopes Pty Ltd, Melbourne, Australia, a peptide and discovery chemistry business; (4) Exelgen Ltd, Bude, UK, a medicinal and synthetic discovery chemistry business; and (5) Venturepharm Asia, Beijing, China, a contract research business unit specializing in process scale-up, formulation development, cGMP manufacturing and clinical trial management. With CBI as your partner, discovery is just the beginning. For more information, visit CBI on the web at http://www.cbi-biotech.com.

Forward Looking Statements

No statement made in this press release should be interpreted as an offer to purchase any security. Such an offer can only be made in accordance with the Securities Act of 1933, as amended, and applicable state securities laws. Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties as identified in CBI’s filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. Readers are cautioned not to place undo reliance on these forward-looking statements, which speak only as the date hereof. Specifically, CBI cannot guarantee that this new business development office will produce any revenues or prospects as referenced herein.

- More -

Commonwealth Biotechnologies Expands Global Presence into Japan with Opening of Tokyo Office

Further, CBI undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

###

Contacts:

Paul D’Sylva, Ph.D.

CEO

Commonwealth Biotechnologies, Inc.

858-550-0959 ext 106

pdsylva@cbi-biotech.com

Kureczka/Martin Associates

Joan Kureczka – For Media

(415) 821-2413

Jkureczka@comcast.net

or

Ellen Martin – For Investors

510-832-2044

Emm4@pacbell.net

Mikio Taniguchi, Ph.D.

Business Development Manager, Japan

Commonwealth Biotechnologies, Inc.

080-3466-6459

mtaniguchi@cbi-biotech.com OR

shonan-t@tbi.t-com.ne.jp